Clarkston Financial Corporation

                                     [LOGO]




                              15 South Main Street
                            Clarkston, Michigan 48346



                                  April 2, 2001



Dear Shareholder:

     We invite you to attend the 2001 Annual Meeting of Shareholders. This year's meeting will be held on Tuesday, May 8, 2001, at 10:00 a.m., at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346.

     Our audited financial statements are included in an appendix to this Proxy Statement.

     It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed Proxy in the envelope provided at your earliest convenience.


                                                     Sincerely




                                                     /s/ David T. Harrison
                                                     David T. Harrison
                                                     Chief Executive Officer
                                                     and President

                         CLARKSTON FINANCIAL CORPORATION

                              15 South Main Street
                            Clarkston, Michigan 48346




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 8, 2001


To Our Shareholders:

     The Annual Meeting of Shareholders of Clarkston Financial Corporation will be held at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346, on Tuesday, May 8, 2001 at 10:00 A.M., local time, for the following purposes:

     1.   To elect three directors, each to hold office for a three year term.

     2. To transact such other business as may properly come before the meeting or at any adjournment thereof.

     Shareholders of record at the close of business March 15, 2001, will be entitled to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.

                                              By order of the Board of Directors



                                              /s/ Bruce H. McIntyre
                                              Bruce H. McIntyre
                                              Secretary

                                                            Dated: April 2, 2001

                         CLARKSTON FINANCIAL CORPORATION

                              15 South Main Street
                            Clarkston, Michigan 48346

                               ------------------

                                 PROXY STATEMENT

                     For the Annual Meeting of Shareholders
                             to be held May 8, 2001
                               ------------------

                   SOLICITATION OF PROXIES FOR ANNUAL MEETING

     This Proxy Statement is furnished to the Shareholders of Clarkston Financial Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346, May 8, 2001, at 10:00 A.M., local time.

     The Annual Meeting is being held for the following purposes:

     1.   To elect three directors, each to hold office for a three year term.

     2. To transact such other business as may properly come before the meeting or at any adjournment thereof.

     If a proxy in the form distributed by the Corporation's Board of Directors is properly executed and returned to the Corporation, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Corporation's.

     A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Corporation, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On March 15, 2001, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 1,026,012 shares of common stock of the Corporation. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy. As of March 15, 2001, no person was known by management to be the beneficial owner of more than 5% of the Company's common stock, except as follows:

                                                                Amount and                      Percent
                                                                 Nature of                         of
         Name and Address of                                     Beneficial                      Common
              Beneficial Owner                                  Ownership                        Stock
         -----------------------------------------------------------------------------------------------
         Edwin L. Adler                                         122,239 (1)                      11.9%
         900 South Lake Angelus Shores
         Lake Angelus, MI  48326

         Marian Murvay                                           63,000 (2)                       6.1%
         1174 North Lake Angelus Road
         Lake Angelus, MI  48326

(1) Mr. Adler owns 106,840 shares, has presently exercisable options to purchase 4,399 shares and may be deemed beneficial owner of 11,000 shares owned by his spouse.
(2)  Based on information provided to the Company by Mrs. Marian Murvay.

                              ELECTION OF DIRECTORS

     The Corporation's Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The number of directors constituting the Board of Directors is determined from time to time by the Board of Directors. The Board is currently composed of eight members. Three persons have been nominated for election to the Board, each to serve a three-year term expiring at the 2002 Annual Meeting of Shareholders. The Board has nominated Edwin L. Adler, David T. Harrison, and John H. Welker, each of whom is an incumbent director.

     Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors for the terms indicated above. Each of the nominees is presently serving as a director. The following pages of this Proxy Statement contain more information about the nominees and other directors of the Corporation.

     Except for those persons nominated by the Board of Directors, no other persons may be nominated for election at the 2001 Annual Meeting. The Corporation's Articles of Incorporation require at least 60 days prior written notice of any other proposed shareholder nomination and no such notice has been received.

     A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of the Corporation. As such, the three individuals who receive this number of votes cast by the holders of the Corporation's common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Corporation. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects.

     The Board of Directors recommends a vote FOR the election of each of the persons nominated by the Board.

                           INFORMATION ABOUT DIRECTORS

     The content of the following table is based upon information as of March 1, 2001, furnished to the Corporation by the directors. As of March 1, 2001, there were 1,026,012 issued and outstanding shares of common stock of the Corporation.

                                                                                         Amount and
                                                                     Year First           Nature of       Percent of
                                                                      Became a           Beneficial         Common
                                                           Age        Director          Ownership(1)       Stock(2)
                                                          -----      ----------         ------------      -----------
Nominees for Election as Directors for Terms Expiring
in 2004

Edwin L. Adler (a)(b)                                       63          1998              122,239             11.9%

David T. Harrison (b)(c)                                    58          1998               35,345             3.4%

John H. Welker (c)                                          61          1998               50,879             5.0%

Directors Whose Terms Expire in 2002

Louis D. Beer                                               56          1998               18,500             1.8%

William J. Clark                                            51          1998               12,436             1.2%

Directors Whose Terms Expire in 2003

Charles L. Fortinberry                                      45          1998                9,340             0.9%

Bruce H. McIntyre (a)(b)                                    71          1998               19,738             1.9%

Robert A. Olsen (b)(c)                                      56          1998               29,000             2.8%

(a)  Member Audit Committee
(b)  Member Executive Committee
(c)  Member Personnel Committee

(1) Each director owns the shares directly and has sole voting and investment power or shares voting and investment power with his or her spouse under joint ownership. Includes shares of common stock that are issuable under options exercisable within sixty days. The share ownership of the following directors includes shares subject to options that are presently exercisable: Mr. Harrison (2,240 shares); Mr. Adler (4,399 shares); Mr. Beer (2,000 shares); Mr. Clark (1,161 shares); Mr. Fortinberry (1,640 shares); Mr. McIntyre (2,000 shares); Mr. Olsen (2,000 shares); and Mr. Welker (3,799 shares).
(2) Calculated based on the number of shares outstanding plus 19,244 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

     David T. Harrison is the Chief Executive Officer, President and a director of the Corporation and the Bank. Mr. Harrison has 31 years of experience in the banking industry. Mr. Harrison was employed by First of America Bank from 1963 to 1991, and most recently served from 1989 to 1991 as Chief Executive Officer and President of First of America Bank-Southeast, in Detroit, a Michigan banking corporation that had over $4 billion in assets in 1991. Mr. Harrison has served as Chief Executive Officer and President of Pinnacle Appraisal Group of Clarkston, Michigan, from 1991 to the present. Mr. Harrison has also served as Chief Executive Officer and President of Trophy Homes, a residential builder, of Clarkston, Michigan, from 1995 to the present.

     Edwin L. Adler is the Chairman and a director of the Corporation and the Bank. Mr. Adler is a real estate investor. Until 1999 Mr. Adler was president of Food Town Supermarkets, a chain of five stores in the Clarkston, Michigan area, where he had been employed since 1963.

     Louis D. Beer is a director of the Corporation and the Bank. Mr. Beer has served since 1993 as the chairman of First Public Corporation, a real estate, financial and business consulting firm located in Saginaw, Michigan.

     William J. Clark is a director of the Corporation and the Bank. Mr. Clark has served since October 1996 as the general manager of Coldwell Banker Professionals, a real estate brokerage firm in Clarkston, Michigan. Mr. Clark was employed by Clarkston Real Estate Services Inc. from 1989 through October 1996.

     Charles L. Fortinberry is a director of the Corporation and the Bank. Mr. Fortinberry is an automobile dealer and is the president of Clarkston Motors, Inc., where he has been employed since 1985.

     Bruce H. McIntyre is the Secretary and a director of the Corporation and the Bank. Mr. McIntyre has served as president of McIntyre Media, LLC, a media consulting firm, since October 1996. From 1971 through September 1996, Mr. McIntyre was employed by Capital Cities/ABC, Inc., most recently as vice president of the publishing division. Mr. McIntyre was the publisher of the Oakland Press from 1977 through February 1995.

     Robert A. Olsen is a director of the Corporation and the Bank. Mr. Olsen is the president of Planned Financial Services, Inc., where he has been employed since 1974.

     John H. Welker is a director of the Corporation and the Bank. Mr. Welker is president of Numatics, Inc., where he has been employed since 1965. Numatics, Inc. is a global developer and manufacturer of pneumatic components for automated machinery used in various industries.

     The Board of Directors had 12 meetings in 2000. The Corporation has no nominating committee. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

                            COMPENSATION OF DIRECTORS

     Directors of the Corporation are not paid any cash compensation for Board meetings or Committee meetings attended. The Corporation did not grant any Stock options to directors during 2000.

     A total of 78,375 shares of Common Stock have been reserved for issuance under the Corporation's 1998 Founding Directors' Stock Option Plan, and the
Corporation to date has granted to its directors and organizers options to purchase an aggregate of 64,150 shares.

                             AUDIT COMMITTEE REPORT

     During 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee, which was approved by the full Board of Directors on January 25, 2000. The complete text of the new charter is included as Appendix B to this Proxy Statement. The Board of Directors has also examined the composition of the Audit Committee in light of the rules of the National Association of Securities Dealers, Inc. governing audit committees and has confirmed that all members of the Audit Committee are "independent" within the meaning of the those rules.

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Form 10-KSB for the year ended December 31, 2000.

    Heather Coats*     Bruce H. McIntyre     Dennis Ritter*     John H. Welker

*Directors of Clarkston State Bank.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Corporation to its Chief Executive Officer (the "Named Executive") for services rendered to the Corporation during 1998, 1999, and 2000. No other executive officers of the Corporation or the Bank received annual compensation in excess of $100,000 during 1998, 1999, or 2000.

                           Summary Compensation Table

                                                                                          Long Term
                                                          Annual Compensation            Compensation
                                                     --------------------------------    ------------
                                                                              Other                       All Other
                                                                             Annual      Securities        Compen-
                                                                             Compen      Underlying        sation
Name and Principal Position                          Year      Salary      Sation($)     Options(#)       --------
---------------------------                          ----      -------     ---------     -----------
David T.  Harrison  . . . . . . . . . . . . . . .    2000     $100,000         $0             0               $0
   President and                                     1999     $100,000         $0             0               $0
   Chief Executive Officer                           1998     $ 16,666         $0         7,606               $0

     Option Grants in 2000. No stock options were granted during 2000 to the Named Executive or to any other officers or directors of the Corporation.

     Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Corporation's Common Stock granted under the Option Plans to the Named Executive and the value of unexercised options at December 31, 2000. The Named Executive did not exercise any stock options during 2000.

                                               Number of Shares Subject to             Value of Unexercised
                                                 Unexercised Options Held             In-the-Money Options at
                                                   at December 31, 2000                 December 31, 2000(1)
                                               ----------------------------           -----------------------
                   Name                       Exercisable      Unexercisable      Exercisable      Unexercisable
-------------------------------------------------------------------------------------------------------------------
David T. Harrison......................           2,240            5,366               $0                  $0
   Chief Executive Officer
   and President
-------------------------------------------------------------------------------------------------------------------

(1) The value of unexercised options reflects the market value of the Corporation's Common Stock from the date of grant through December 31, 2000 (when the closing price of the Corporation's Common Stock was $5.875 per share). Mr. Harrison's stock options have an adjusted exercise price of $9.09 per share and were not in-the-money at December 31, 2000. Value actually realized upon exercise by the Named Executive will depend on the value of the Corporation's Common Stock at the time of exercise.

     Benefits. The Corporation provides group health insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers.

     Security Ownership of Management. The following table shows, as of March 1, 2001, the number of shares beneficially owned by the Named Executive identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

                                                                       Amount and Nature of      Percent of Common
Name                                                                   Beneficial Ownership            Stock
-------------------------------------------------------------------------------------------------------------------
David T. Harrison..............................................               35,345                   3.4%
  Chief Executive Officer
  And President

All Executive Officers and Directors as a Group
  (eight persons)..............................................              297,477                   30.0%


                        TRANSACTIONS INVOLVING MANAGEMENT

     The Bank is leasing a building in downtown Clarkston, Michigan for use as the Bank's main office and the Corporation's headquarters. The Bank leases the building from a limited liability company wholly owned by Messrs. Harrison, Adler, Beer, Clark, Fortinberry, McIntyre, Olsen and Welker, each of whom is a director of the Corporation and the Bank. Management of the Corporation believes that the terms of the lease are no less favorable to the Corporation than could be obtained from non-affiliated parties.

     During 1998, organizers of the Corporation and the Bank loaned approximately $415,000 in aggregate amount to the Corporation to cover organizational expenses of the Bank and the Corporation. Interest was payable on the loans at the rate of 5.0% per annum. These loans were repaid in full in December 1998.

     Directors and officers of the Corporation and their associates were customers of, and had transactions with, the Corporation's subsidiary Bank in the ordinary course of business during 2000. All loans and commitments to officers and directors were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of the Corporation have been examined by Plante & Moran, LLP, independent certified public accountants. A representative of Plante & Moran, LLP is expected to be present at the annual meeting to respond to appropriate questions. It is anticipated that the Corporation's Audit Committee will select the Corporation's auditors before the end of this calendar year.

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, Plante & Moran, LLP:

                  Audit Fees................................................... $29,817
                  Financial Information Systems
                     Design and Implementation Fees............................ $ 2,871
                  All Other Fees............................................... $27,496
                                                                                -------
                     Total Fees................................................ $60,184
                                                                                =======

     The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining the principal accountant's independence.


                  SHAREHOLDER PROPOSALS -- 2002 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented for action at the 2002 annual meeting of the Corporation must be received by the Corporation at 15 South Main Street, Clarkston, Michigan 48346, not later than January 1, 2002, if the shareholder wishes the proposal to be included in the Corporation's proxy materials for that meeting.

                      AVAILABILITY OF 10-KSB ANNUAL REPORT

     An annual report on Form 10-KSB to the Securities and Exchange Commission for the year ended December 31, 2000, will be provided free to shareholders upon written request. Write to Clarkston Financial Corporation, Attention: David T. Harrison, 15 South Main Street, Clarkston, Michigan 48346. The Form 10-KSB and certain other periodic filings are filed with the Securities and Exchange Commission (the "Commission"). The Commission maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, that file electronically. The Commission's web site address is http:\\www.sec.gov.


                                  MISCELLANEOUS

     The management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

     The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by regular employees of the Corporation.

                                              By order of the Board of Directors



                                              /s/ Bruce H. McIntyre
April 2, 2001.                                Bruce H. McIntyre
                                              Secretary

                                   APPENDIX A


Management's Discussion and Analysis of Financial Condition
 and Results of Operations...................................................A-2

Independent Auditors Report.................................................A-14

Consolidated Financial Statements

      Consolidated Balance Sheet............................................A-15

      Consolidated Statement of Operations..................................A-16

      Consolidated Statement of Changes in Shareholders' Equity.............A-17

      Consolidated Statement of Cash Flows..................................A-18

      Notes to Consolidated Financial Statements............................A-19

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     Management's discussion and analysis of financial condition and results of operations contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in such forward-looking statements.

     The following section presents additional information to assess the financial condition and results of operations of the Corporation and the Bank. This section should be read in conjunction with the consolidated financial statements and the supplemental financial data contained elsewhere in this Appendix.

Overview

     Clarkston Financial Corporation (the "Company") is a Michigan corporation incorporated on May 18, 1998. The Company is the bank holding company for Clarkston State Bank (the "Bank"). The Bank commenced operations on January 4, 1999. The Bank is a Michigan chartered bank with depository accounts insured by the Federal Deposit Insurance Corporation. The Bank provides a full range of commercial and consumer banking services, primarily in Clarkston, Michigan and the surrounding market area primarily located in north Oakland County, Michigan.

     The Company's plan of operation has been to establish its management team within the first year of its operations and to grow in a prudent manner, primarily by providing prompt, quality service. Management believes that it has been successful in establishing a management team that can administer the Company's growth in such a manner.

     On April 6, 1999, the Bank entered into an agreement with The State Bank of Fenton, Michigan, to acquire certain assets and assume certain deposit liabilities with respect to The State Bank's branch office located in the Farmer Jack's grocery store at 6555 Sashabaw Road, Clarkston, Michigan. This transaction was consummated on July 16, 1999 and added $1.8 million in deposits to the Bank's totals. A deposit premium of 9.24% of deposits (as finally adjusted) was paid to The State Bank for these deposits, along with $17,000 for various fixed assets and equipment. The Bank leases the branch space from Farmer Jack's at a rental rate of $2,750 per month under a lease which runs until July 2002.

Financial Condition

     Summary. Total assets of the Corporation increased to $60.2 million at December 31, 2000, from $33.3 million at December 31, 1999. The increase in assets is primarily attributable to the Bank continuing to attract customer deposits The year 2000 was the Company's second full year of operations, and the number of deposit accounts increased to approximately 3,888 accounts at December 31, 2000 from 2,695 at December 31, 1999. Management attributes the strong growth in deposits to quality customer service and the desire of customers to deal with a local bank. The Company anticipates that the Bank's assets will continue to increase during 2001, which will be the Bank's third full year of operations. However, management does not believe that the rate of increase will be as rapid as it has been during the first two years of operation.

     Cash and Cash Equivalents. Cash and cash equivalents, which include federal funds sold and short-term investments, increased $0.9 million, or 38% to $3.4 million at December 31, 2000, from $2.5 million at December 31, 1999. The increase was the result of the increase in deposits that did not get transferred to the investment and loan portfolios in the last two weeks of 2000.

     Securities. The Bank classifies as Held to Maturity most securities with a maturity date of two years or more from date of purchase. Securities held to maturity were $21.3 million at December 31, 2000, compared to $9.6 million at December 31, 1999. All other securities are classified as Available for Sale. Securities available for sale were $9.0 million at December 31, 2000, compared to $9.3 million at December 31, 1999. The increase is the result of the investment of customer deposits that have been obtained since December 31, 1999. The securities may be sold to meet the Bank's liquidity needs. The primary objective of the Company's investing activities is to provide for the safety of the principal invested. Secondary considerations include earnings, liquidity and overall exposure to changes in interest rates. Excluding those holdings of the investment portfolio in U.S. Treasury and U.S. Government Agency Securities, there were no investments in securities of any one issuer which exceeded 10% of shareholders' equity.

                                                          Maturing (Dollars in Thousands) For Year Ended December 31, 2000

                                                 Due Within        One to Five       Five to Ten        After Ten
                                                  One Year            Years             Years            Years            Totals
                                                -------------     --------------    --------------  ---------------   --------------

                                        Gross
                               Amor-    Unreal-   Est.              Est.             Est.             Est.             Est.
                               tized    ized     Market   Avg.     Market   Avg.    Market   Avg.    Market   Avg.    Market   Avg.
                               Cost     (Loss)   Value    Yield    Value    Yield   Value    Yield   Value    Yield   Value    Yield
Available for Sale
  U.S.  Government
    Agencies                   $836     ($ 1)                               6.97%                      $ 89   6.99%     $835   6.97%
  Obligations of state and
    Political subdivisions                                          $746
                                975        1     $ 976    6.34%                                                          976   6.34%
  Corporate securities
    Backed by letters of
    Credit                    6,530        0     6,530    6.88%                                                        6,530   6.88%
Corporate                       647        1       150    6.00%      498    7.50%                                        648   7.15%
                               ----      ---     -----    -----   ------    -----                      ----   -----   ------   -----
  Total Available for Sale   $8,988      $ 1    $7,656    6.81%   $1,244    7.18%                      $ 89   6.99%   $8,789   6.95%

Hold To maturity;
   U.S. Government
    Agencies                $21,244     ($24)    $ 406    7.33   $10,118    6.88%   $2,816   7.81%   $7,880   7.36%  $21,220   7.18%
  Corporate                      98       (2)                         96    7.05%                                         96   7.05%
                                         ---     -----    ----   -------    -----   ------   -----   ------   -----  -------   -----
   Total Hold to Maturity   $21,342      (26)    $ 406    7.33   $10,214    6.88%   $2,816   7.81%   $7,880   7.36%  $21,316   7.17%

         Securities Available for Sale Portfolio (in thousands)

                                                                           Year Ended December 31
                                                                         2000                    1999
                                                                         ----                    ----
U. S. Treasury and U.S. Government Agencies..................         $   836                   $1,313
Michigan municipal bonds.....................................             975                    1,198
Corporate....................................................           7,177                    6,805
                                                                      -------                  -------
                                                                       $8,988                  $ 9,316
                                                                      =======                  =======

     The Loan Portfolio. The majority of loans are made to businesses in the form of commercial loans and real estate mortgages. As of December 31, 2000 commercial loans account for approximately 63% of the Bank's total loan portfolio, residential mortgages accounts for 15% of the portfolio, and consumer loans account for 22% of the portfolio.

         Loan Portfolio Composition (in thousands)
                                                                    Year Ended December 31
                                                                    ----------------------
                                                             2000                            1999
                                                             ----                            ----
                                                     Amount            %             Amount            %
Commercial.............................              $16,100          63%           $   5,936         53%
Residential Real Estate................                3,955          15                2,529         22
Consumer...............................                5,707          22                2,798         25
                                                     -------        ----               ------       ----
     Total Loans.......................               25,762         100%              11,263        100%
                                                     -------        =====              ------       =====
Less:
   Allowance for Loan Losses...........                 (379)                            (140)
                                                     -------                          -------
Total Loans Receivable, Net............              $25,383                          $11,123
                                                     =======                          =======

     Maturities and Sensitivities of Loans to Changes in Interest Rates (in thousands of dollars)

     The following table shows the amount of total loans outstanding as of December 31, 2000 which, based on remaining scheduled repayments of principal, are due in the periods indicated.

                                                                             Maturing
                                           ---------------------------------------------------------------------
                                                                 After one but
                                           Within one Year     Within five years    After five years       Total
                                           ---------------     -----------------    ----------------       -----
Commercial........................             $7,697               $  7,572            $   831          $16,100
Residential Real Estate...........                328                  2,810                817            3,955
Consumer .........................              1,184                  4,251                272            5,707
                                                -----                -------           --------          -------
      Totals......................             $9,209                 14,633             $1,920           25,762
                                               ------                -------           --------          -------
Allowance for Loan Losses.........                379                                                       (379)
                                                                                                         -------
Total Loans Receivable, Net.......             $8,830                $14,633             $1,920          $25,383
                                               =======               =======             ======          =======

     Below is a schedule of the loan amounts maturing or repricing which are classified according to their sensitivity to changes in interest rates.

                                                                            Interest Sensitivity
                                                             -----------------------------------------------
                                                                         (in thousands of dollars)
                                                              Fixed Rate        Variable Rate         Total
                                                              ----------        -------------         -----
Due within 3 months.................................           $    30             $2,201            $2,231
Due after 3 months within 1 year....................               976              6,002             6,978
Due after one but within five years.................            11,068              3,565            14,633
Due after five years................................             1,920                  0             1,920
                                                               -------            -------           -------
Total...............................................           $13,994            $11,768           $25,762
Allowance for Loan Losses...........................                                                    379
                                                                                                    -------
Total Loans Receivable, Net.........................                                                $25,383
                                                                                                    =======

     Nonperforming Assets. There are no nonperforming loans as of December 31, 2000. Management believes that the allowance for loan losses is adequate for the lending portfolio. Loan performance is reviewed regularly by external loan review specialists, loan officers, and senior management. When reasonable doubt exists concerning collectibility of interest or principal, the loan will be placed in nonaccrual status. Any interest previously accrued but not collected at that time will be reversed and charged against current earnings. As of December 31, 2000 there were no other material interest bearing assets which required classification. Management is not aware of any recommendations by regulatory agencies, which, if implemented, would have a material impact on the Corporation's liquidity, capital or operations.

Loan Loss Experience (in thousands)

     The following is a summary of loan balances at the end of the period and their daily average balances, changes in the allowance for possible loan losses arising from loans charged off and recoveries on loans previously charged off, and additions to the allowance which have been expensed.

                                                                                December 31         December 31
                                                                                   2000                1999
                                                                                   ----                ----
Loans:
   Average daily balance of loans for the year.......................           $ 18,040            $   4,707
   Amount of loans outstanding at end of period......................             25,762               11,263

Allowance for loan losses:
   Balance at beginning of year......................................                140                    0
   Additions to allowances charged to operations.....................                243                  142
   Net charge offs...................................................                  4                    2
                                                                                --------            ---------
        Balance at end of year.......................................           $    379            $     140
                                                                                ========            =========
Ratios:
   Net charge offs to loans outstanding at year-end..................               .02%                 .02%
   Allowance for loan losses to loans outstanding at year end........              1.47%                1.24%

Allocation of the Allowance for Loan Losses

     The allowance for loan losses as of December 31, 2000, was $379,000 representing approximately 1.47% of gross loans outstanding and at December 31, 1999, was $140,000 representing approximately 1.24% of gross loans outstanding. The Bank has not experienced any material credit losses in the two years of operations ended December 31, 2000. The allowance for loan losses is maintained at a level management feels is adequate to absorb losses inherent in the loan portfolio. Management prepares an evaluation which is based upon a continuous review of the Bank's loan portfolio, the Bank's and industry's historical loan loss experience, known and inherent risks included in the loan portfolio, composition of loans, growth of the portfolio and current economic conditions. The allowance for loan losses is analyzed quarterly by management. In so doing, management assigns a portion of the allowance to the entire portfolio by loan type and to specific credits that have been identified as problem loans and reviews past loss experience. The local economy and particular concentrations are considered, as well as a number of other factors.

                                                                   Year Ended December 31
                                                                   ----------------------
                                                            2000                            1999
                                                 ---------------------------       -------------------------
                                                                  % of each                        % of each
                                                                   Category                        category
                                                 Allowance          to total       Allowance       to total
                                                  Amount            loans           Amount          loans
                                                 ---------        ----------       ---------      ---------
Commercial...................................      $237              .92%            $74              .66%
Real estate mortgages........................        58              .22              32              .28
Consumer.....................................        84              .33              34              .30
Unallocated..................................         0                0               0                0
                                                    ---             ----            ----            -----
     Total...................................       379             1.47%           $140             1.24%
                                                   ====             =====           ====            ======

     The above allocations are not intended to imply limitations on usage of the allowance. The entire allowance is available for any future loans without regard to loan type.

     Deposits. Deposits are gathered from the communities the Bank serves. Deposits increased $26.1 million or 103% to $51.4 million at December 31, 2000,compared to $25.3 million at December 31, 1999. This was primarily as a result of deposits being obtained from new customers of the Bank.

Average Daily Deposits (in thousands)

     The following table sets forth the average deposit balances and the weighted average rates paid thereon.

                                              Average for the Year            Average for the Year
                                              --------------------            --------------------
                                                    2000                            1999
                                                    ----                            ----
                                             Amount     Average Rate         Amount     Average Rate
                                             ------     ------------         ------     ------------
Noninterest bearing demand...........      $   5,150          0%            $  1,320         0%
MMDA/Savings.........................         10,371       4.04%               5,940      3.16%
Time.................................         19,910       6.24%               4,513      5.43%
                                           ---------       -----            --------      -----
   Total Deposits....................        $35,431       4.69%             $11,773      3.67%

Maturity Distribution of Time Deposits of $100,000 Or More

     The following table summarizes time deposits in amounts of $100,000 or more by time remaining until maturity as of December 31, 2000 and December 31, 1999:

                                                               Year Ended               Year Ended
                                                           December 31, 2000        December 31, 1999
                                                                 Amount                   Amount
                                                                 ------                   ------
       Three months or less........................             $  8,617                  $1,153
       Over 3 months through 1 year................               19,633                   2,484
       Over 1 year.................................                5,631                     202
                                                                --------                  ------
                                                                 $33,881                  $3,839
                                                                ========                  ======

     The Bank operates in a very competitive environment. Management monitors rates at other financial institutions in the area to ascertain that its rates are competitive with the market. Management also attempts to offer a wide variety of products to meets the needs of its customers. The Bank offers business and consumer checking accounts, regular and money market savings accounts, and certificates having many options in their terms.

     Premises and Equipment. Bank premises and equipment were $437,000 at December 31, 2000 and $337,000 at December 31, 1999.

     Accumulated Deficit. As of December 31, 2000, the Company had an accumulated deficit of $335,000. The accumulated deficit is primarily the result of losses incurred in starting the bank and in the first two years of operations. The Company had net income of $418,000 in 2000 and accumulated deficit of $753,000 as of December 31, 1999 of operations, including the impact of provisions for loan losses which totaled $243,000 in 2000 and $142,000 in 1999.

                              Results of Operations

     Summary of Results. The Company earned a net profit of $418,000 in 2000, which was the Company's second full year of operations. The Company incurred a net loss of $604,000 in 1999, the Company's first full year of operations. The retained deficit and 1999 net losses are primarily the result of costs of opening the Bank's office, wages paid to employees, and fees and expenses incurred in forming the Company and applying for regulatory approvals. Significant ongoing additions to loan loss reserves also contributed to net losses in 1999 as the Bank increased its loan portfolio. Management believes that the expenditures made in 1998 and 1999 have created the infrastructure and laid the foundation for future growth and profitability in subsequent years.

Performance Ratios (in thousands, except per share data).

                                                                              Year Ended December 31
                                                                              ----------------------
                                                                           2000                    1999
                                                                           ----                    ----
Net Profit (loss)                                                           $418                  $(604)
  Weighted average number of shares outstanding                              943                     941
  Basic Profit (loss) per share                                            $ .44                  $(.64)

Earnings (Loss) ratios:
  Return on average assets.........................                        1.01%                  (3.03%)
  Return on average equity.........................                        5.36%                  (7.60%)
  Average equity to average assets.................                       18.10%                  39.90%
  Dividend payout ratio............................                            0                      0

     Net Interest Income. The following schedule presents the average daily balances, interest income and interest expense and average rates earned and paid for the Corporation's major categories of assets, liabilities, and stockholders' equity for the periods indicated:

                                                               2000                                   1999
                                                 -----------------------------------    ---------------------------------
                                                 Average                                Average
                                                 Balance      Interest    Yield/Cost    Balance    Interest    Yield/Cost
Assets:
   Short term investments                          2,017         126        6.25%         3,028        168        5.23%
Securities:
   Taxable                                        21,823       1,525        7.00%        10,297        575        5.58%
   Tax-exempt                                        290          21        7.15%           633         37        5.85%
   Loans                                          18,040       1,635        9.17%         4,707        401        8.52%
   Total earning assets/total interest income     42,170       3,307        7.84%        18,665      1,181        6.26%
   Cash and due from banks                         1,083                                    601
   Unrealized Gain (Loss)                            (14)                                   (22)
   All other assets                                  780                                    563
   Allowance for loan loss                          (208)                                   (60)
                                                 -------      ------        -----       -------     ------       ------
      Total assets                                43,811       3,307        7.55%        19,950      1,181        5.92%
Liabilities and Stockholders' Equity
Interest bearing deposits:
   MMDA,  Savings/NOW accounts                    10,371         419        4.04%         5,940        187        3.15%
   Time                                           19,910       1,242        6.24%         4,513        245        5.43%
   Fed Funds Purchased
   Other Borrowed Money
   Total interest bearing
    liabilities/total interest expense            30,281       1,661        5.49%        10,453        432        4.13%
   Noninterest bearing deposits                    5,150                                  1,320
      All other liabilities                          430                                    257
Stockholders' Equity:
   Unrealized Holding Gain (Loss)                      0                                    (34)
   Common Stock, Surplus, Retained
    Earnings                                       7,950                                  7,954
   Total liabilities and stockholders' equity     43,811       1,661        3.79%        19,950        432        2.17%
   Interest spread                                             1,646                                   749
   Net interest income -FTE                                    1,646                                   749
   Net Interest Margin as a Percentage of
     Average Earning Assets-FTE                   42,170       1,646        3.90%        18,846        749        3.97%

     Rate/Volume Analysis of Net Interest Income. The following schedule presents the dollar amount of changes in interest income and interest expense for major components of earning assets and interest-bearing liabilities, distinguishing between changes related to outstanding balances and changes due to interest rates.

Years Ended December 31,                             2000 vs 1999
------------------------           ---------------------------------------------
(in thousands)                               Increase (Decrease) Due to


Interest Income                      Volume       Rate          Mix       Total
---------------                      ------       ----          ---       -----
Taxable Securities                   $   643      $146         $161      $   950
Tax-Exempt  Securities                   (20)        8           (4)         (16)
Loans                                  1,136        31           67        1,214
Short Term  Investments                  (53)       31          (20)         (42)
                                      ------     -----       ------      -------

Total Interest Income                  1,706       216          204        2,126
                                      ------     -----       ------      -------
Interest Expenses
NOWs, MMDAs and Savings                 $140     $  53         $ 39       $  232
Time Deposits and IRAs                   836        37          124          997
Fed Funds Borrowed                         0         0            0            0
Other   Borrowings                         0         0            0            0
                                       -----     -----        -----       ------
Total Interest Expense                   976        90          163        1,229
                                       -----     -----        -----       ------
Net Interest Income                    $ 730     $ 126        $  41       $  897
                                       =====     =====        =====       ======

Composition of Average Earning Assets and Interest Paying Liabilities

                                                                    Year Ended                    Year Ended
                                                                December 31, 2000             December 31, 1999
As a percent of average earning assets
  Loans.............................................           $ 18,040          42.8%        $ 4,707         25.0%
  Other earning assets..............................             24,130          57.2%         14,138         75.0%
                                                                 ------         ------       --------         -----
     Average earning assets.........................           $ 42,170         100.0%       $ 18,845        100.0%
                                                               ========         ======       ========        ======

As a percent of average interest bearing liabilities
  Savings and DDA accounts..........................             10,371          34.2%         5,940          56.8%
  Time deposits.....................................             19,910          65.8%         4,513          43.2%
  Other borrowings..................................                  0             0%             0             0%
                                                                -------         ------       -------         ------
     Average interest bearing liabilities...........            $30,281         100.0%       $10,453         100.0%
                                                                =======         ======       =======         ======

Earning asset ratio.................................              96.8%                        95.1%

     Allowance for Loan Losses. The Corporation had an allowance for loan losses of approximately 1.47% and 1.24% of total loans at December 31, 2000 and 1999, respectively. The provision for loan losses for the year ended December 31, 2000 and 1999 was $379,000 and $140,000, respectively. This amount was provided as a result of the increase in the total loan portfolio. Management considers it prudent during the first years of operations to provide for loan losses at a level which is consistent with levels maintained by banks with similar loan portfolios.
Management will continue to monitor its loan loss performance and adjust its loan loss reserve to more closely align itself to its own history of loss experience.

     Non-Interest Income. Non-interest income for the year ended December 31, 2000 and 1999 were $266,000 and $45,000, respectively, consisting primarily of service fees on loan and deposit accounts.

     Non-Interest Expense. Non-interest expense for the year ended December 31, 2000, was $1.4 million and December 31, 1999, was $1.3 million. The main components of non-interest expense were salaries and benefits which totaled $658,000 for the year ended December 31, 2000 and $553,000 for the year ended December 31, 1999. Other significant components of non-interest expense consisted of occupancy and equipment expenses, data processing fees, supplies and marketing expenses.

                         Liquidity and Capital Resources

     The Company obtained its initial equity capital in an initial public offering of its common stock in November, 1998. The Company's plan of operation for the next twelve months does not contemplate the need to raise additional capital during that period. Management believes that its current capital and liquidity will provide the Company with adequate capital to support its expected level of deposit and loan growth and to otherwise meet its cash and capital requirements for at least the next two or three years.

         Capital Resources at December 31, 2000 (in thousands)
                                                            Tier 1
                                                           Leverage            Tier 1             Total Risk-Based
                                                            Ratio           Capital Ratio          Capital Ratio
                                                            -----           -------------          -------------
Minimum regulatory requirement for
  Capital adequacy.....................                       4.0%              4.0%                   8.0%
Well capitalized regulatory level......                       5.0%              6.0%                  10.0%
Consolidated...........................                      15.0%             20.3%                  16.3%
Bank...................................                      15.0%             20.3%                  16.3%

The following table shows the dollar amounts by which the Company's capital (on a consolidated basis) exceeds current regulatory requirements on a dollar amount basis:

                                                                                                          Total
                                                                   Tier 1             Tier 1           Risk-Based
                                                                  Leverage            Capital            Capital
                                                                             (in thousands of dollars)
Capital balances at December 31, 2000
   Required regulatory capital.........................            $2,409             $2,409             $4,818
   Capital in excess of regulatory minimums............             5,716              5,716              3,686
                                                                   ------              -----              -----
Actual capital balances................................            $8,125             $8,125             $8,504
                                                                   ======             ======             ======

     The Company's sources of liquidity include loan payments by borrowers, maturity and sales of securities available for sale, growth of deposits and deposit equivalents, federal funds sold, and the issuance of common stock. Liquidity management involves the ability to meet the cash flow requirements of the Company's customers. These customers may be either borrowers with credit needs or depositors wanting to withdraw funds.

               Asset Liability Management and Market Risk Analysis

     Asset liability management aids the Company in maintaining liquidity while maintaining a balance between interest earning assets and interest bearing liabilities. Management of interest rate sensitivity attempts to avoid widely varying net interest margins and to achieve consistent net interest income through periods of changing interest rates. Management monitors the Company's exposure to interest rate changes using a GAP analysis.

Asset/Liability Gap Position For the Year Ended December 31, 2000  (in thousands)

                                                  1 to 3          4 to 12          1 to 5        Over 5
                                                   Month           Months          Years          Years        Total
                                                   -----           ------          -----          -----        -----
Interest-Earning Assets
   Federal Funds sold                              $ 2,550           $   0         $     0      $     0       $ 2,550
   Investment securities                             8,989             405          10,249       10,662        30,305
   Loans - by maturity                               9,303           1,987          14,472            0        25,762
                                                   -------          ------         -------      -------       -------
   Total interest-earning assets                    20,842           2,392          24,721       10,662        58,617

Interest Bearing Liabilities
   DDA and Money Market                              1,940           3,056           6,173          588        11,757
   Savings accounts                                    348             870           4,348          231         5,797
   Certificates of deposit                           8,616          19,633           5,631            0        33,880
                                                   -------          ------          ------         ----        ------
   Total interest-bearing Liabilities               10,904          23,559          16,152          819        51,434

   Rate sensitivity gap and ratios:
      Gap for period                                 9,938         (21,167)          8,569        9,843         7,183
      Cumulative gap                                 9,938         (11,229)         (2,660)       7,183         7,183
   Percentage of cumulative gap
      to total assets                               16.50%         (18.65%)         (4.42%)      11.93%        11.93%

     Other variables besides interest rate changes may have an impact on the financial condition of the Bank including, but not limited to, growth of the company, structure of the balance sheet, and economic and competitive factors.

                           Forward Looking Statements

     This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                          Independent Auditor's Report



To the Board of Directors and Stockholders
Clarkston Financial Corporation and Subsidiary


We have audited the accompanying consolidated balance sheet of Clarkston Financial Corporation and subsidiary as of December 31, 2000 and 1999 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Clarkston Financial Corporation and subsidiary as of December 31, 2000 and 1999 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                   /s/ Plante & Moran, LLP


Auburn Hills, Michigan
January 29, 2001

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                                      Consolidated Balance Sheet
                                                                  (000s omitted)

                                                                             December 31
                                                                        ---------------------
                                                                          2000         1999
                                                                        --------     --------
                                                         Assets
       Cash and cash equivalents:
         Cash and due from banks                                            $862         $867
         Federal funds sold                                                2,550        1,600
                                                                        --------     --------
                Total cash and cash equivalents                            3,412        2,467

       Securities held to maturity (Note 2)                               21,342        9,604
       Securities available for sale (Note 2)                              8,989        9,294

       Loans (Note 3)                                                     25,762       11,263
       Allowance for possible loan losses (Note 4)                          (379)        (140)
                                                                        --------     --------
                Net loans                                                 25,383       11,123

       Bank premises and equipment (Note 5)                                  282          337
       Interest receivable                                                   457          256
       Deferred tax asset                                                    190            -
       Other assets                                                          165          185
                                                                        --------     --------
                Total assets                                             $60,220      $33,266
                                                                        ========     ========
                                 Liabilities and Stockholders' Equity

       Liabilities
         Deposits:
           Noninterest-bearing demand deposits                            $6,598       $2,671
           Interest-bearing (Note 6)                                      44,810       22,595
                                                                        --------     --------
                Total deposits                                            51,408       25,266

         Interest payable and other liabilities                              534          163
                                                                        --------     --------
                Total liabilities                                         51,942       25,429

       Stockholders' Equity
         Common stock - No par value:
           Authorized - 10,000,000 shares
           Issued and outstanding - 1,026,012 shares at December 31, 2000
             and 1999                                                      4,306        4,306
         Paid-in capital                                                   4,306        4,306
         Accumulated deficit                                                (335)        (753)
         Accumulated other comprehensive income (loss)                         1          (22)
                                                                        --------     --------
                Total stockholders' equity                                 8,278        7,837
                                                                        --------     --------
                Total liabilities and stockholders' equity               $60,220      $33,266
                                                                        ========     ========

See Notes to Consolidated Financial Statements.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                            Consolidated Statement of Operations
                                           (000s omitted, except per share data)

                                                                        Year Ended December 31
                                                                        ----------------------
                                                                          2000         1999
                                                                        --------     --------
         Interest Income
           Interest and fees on loans                                     $1,652         $401
           Interest on investment securities:
             Taxable securities                                            1,472          575
             Tax-exempt securities                                            73           37
           Interest on federal funds sold                                    126          168
                                                                        --------     --------
                Total interest income                                      3,323        1,181

         Interest Expense - Deposits                                       1,661          432
                                                                        --------     --------
         Net Interest Income                                               1,662          749

         Provision for Possible Loan Losses (Note 4)                         243          142
                                                                        --------     --------
         Net Interest Income After Provision for Possible Loan Losses      1,419          607

         Other Operating Income (Loss)
           Service fees on loan and deposit accounts                         227           81
           Loss on sale of securities                                         (9)         (48)
           Other                                                               7           12
                                                                        --------     --------
                Total other operating income                                 225           45

         Other Operating Expenses
           Salaries and employee benefits                                    658          553
           Occupancy                                                         271          219
           Advertising                                                       124          127
           Outside processing                                                100           98
           Professional fees                                                  99           72
           Supplies                                                           27           35
           Other                                                             137          152
                                                                        --------     --------
                Total other operating expenses                             1,416        1,256

         Income (Loss) - Before income taxes                                 228         (604)

         Income Taxes (Benefit) (Note 7)                                    (190)           -
                                                                        --------     --------
         Net Income (Loss)                                                  $418        $(604)
                                                                        ========     ========
         Basic and Fully Diluted Income (Loss) per
         Share of Common Stock
         (Note 14)                                                         $0.41       $(0.58)
                                                                        ========     ========

See Notes to Consolidated Financial Statements.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                       Consolidated Statement of Changes in Stockholders' Equity
                                           (000s omitted, except per share data)

                                                                                                Accumulated
                                                                                                   Other            Total
                                                       Common        Paid-in     Accumulated    Comprehensive   Stockholders'
                                                       Stock         Capital       Deficit      Income (Loss)      Equity
                                                       -------       -------     ------------   -------------   -------------
         Balance - January 1, 1999                     $ 4,378       $ 4,378       $ (149)        $     -       $ 8,607

         Purchase of outstanding common stock              (72)          (72)           -               -          (144)

         Comprehensive loss:
           Net loss                                          -             -         (604)              -          (604)
           Change in unrealized loss on securities
             available for sale                              -             -            -             (22)          (22)
                                                                                                                 ------
                Net comprehensive loss                                                                             (626)
                                                        ------        ------        -----           -----        ------
         Balance - December 31, 1999                     4,306         4,306         (753)            (22)        7,837

         Comprehensive income:
           Net income                                        -             -          418               -           418
           Stock split (Note 11)                             -             -            -               -             -
           Change in unrealized loss on securities
            available for sale                               -             -            -              23            23
                                                                                                                 ------
                Net comprehensive income                                                                            441
                                                       -------       -------       ------         -------       -------
          Balance - December 31, 2000                  $ 4,306       $ 4,306       $ (335)        $     1       $ 8,278
                                                       =======       =======       ======         =======       =======

Book value per share is $8.07 and $7.64 at December 31, 2000 and 1999, respectively.


See Notes to Consolidated Financial Statements.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                            Consolidated Statement of Cash Flows
                                                                  (000s omitted)

                                                                       Year Ended December 31
                                                                       ----------------------
                                                                         2000          1999
                                                                       ---------     --------
         Cash Flows from Operating Activities
           Net income (loss)                                                $418        $(604)
           Adjustments to reconcile net income (loss) to net
            cash from operating activities:
           Depreciation and amortization                                     111           91
           Provision for loan losses                                         243          142
           Accretion of securities                                           (29)           -
           Deferred taxes                                                   (190)           -
           Loss on sale of available-for-sale securities                       9           48
           Increase in interest receivable                                  (201)        (256)
           Increase in other assets                                            3         (195)
           Increase in interest payable and  other liabilities               371           37
                                                                        --------     --------
                Net cash provided by (used in) operating activities          735         (737)

         Cash Flows from Investing Activities
           Purchase of securities available for sale                      (8,356)     (18,663)
           Proceeds from sale of available-for-sale securities             8,675        6,742
           Proceeds from maturities of held-to-maturity securities         2,113        2,557
           Purchase of held-to-maturity investment securities            (13,822)      (9,604)
           Premises and equipment expenditures                               (39)        (127)
           Net increase in loans                                         (14,503)     (11,265)
                                                                        --------     --------
                Net cash used in investing activities                    (25,932)     (30,360)

         Cash Flows from Financing Activities
           Net increase in time deposits                                   3,693       11,406
           Net increase in other deposits                                 22,449       13,860
           Purchase of outstanding common stock                                -         (144)
                                                                        --------     --------
                Net cash provided by financing activities                 26,142       25,122

         Net Increase (Decrease) in Cash and Cash Equivalents                945       (5,975)

         Cash and Cash Equivalents - Beginning of year                     2,467        8,442
                                                                        --------     --------
         Cash and Cash Equivalents - End of year                          $3,412       $2,467
                                                                        ========     ========
         Supplemental Disclosure of Cash Flow
          Information - Cash paid for
           Interest                                                       $1,471         $354
           Taxes                                                               -            -

See Notes to Consolidated Financial Statements.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999



Note 1 - Summary of Significant Accounting Policies

     The accounting and reporting  policies of Clarkston  Financial  Corporation and subsidiary conform to generally accepted accounting principles. Management is required to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates and assumptions.

     Principles of Consolidation - The consolidated financial statements include the accounts of Clarkston Financial Corporation (the "Corporation") and its wholly owned subsidiary, Clarkston State Bank (the "Bank"). All significant intercompany transactions are eliminated in consolidation.

     Nature of Operations - Clarkston State Bank was formed during December 1998 for the purpose of conducting full-service commercial and consumer banking and other financial products and services to Michigan communities in Oakland County. Banking operations commenced on January 4, 1999.

     Securities  -   Held-to-maturity   securities  are  those  securities  that
     management has the ability and positive intent to hold to maturity. Held-to-maturity securities are recorded at cost, adjusted for amortization of premium and accretion of discount.

     Securities classified as available for sale are securities management had identified that may be sold in the future to meet the Bank's investment objectives of quality, liquidity and yield and to avoid significant market value deterioration. Available-for-sale securities are recorded at fair value with unrealized gains and losses, net of income taxes, reported as a component of other comprehensive income in stockholders' equity.

     Gains or losses on the sale of securities are computed on the adjusted cost of the specific security.

     Loan Interest and Fee Income - Loans are generally reported at the principal amount outstanding, net of unearned income. Nonrefundable loan origination and certain direct loan origination costs are deferred and included in interest income over the term of the related loan as a yield adjustment.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999


Note 1 - Summary of Significant Accounting Policies (Continued)

     Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid interest accrued during the current year is reversed and all other unpaid interest is charged to allowance for possible loan losses. Interest accruals are generally resumed when all delinquent principal and interest have been brought current or the loan becomes both well-secured and in the process of collection.

     Allowance for Possible Loan Losses - The allowance for possible loan losses is maintained at a level considered by management to be adequate to absorb losses inherent in existing loans and loan commitments. The adequacy of the allowance is based on evaluations that take into consideration such factors as prior loss experience, changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific impaired or problem loans and commitments, and current and anticipated economic conditions that may affect the borrower's ability to pay.

     A portion of the total allowance for loan losses is related to impaired loans. A loan is impaired when it is probable that the creditor will be unable to collect all principal and interest amounts due according to the established terms of the loan agreement. Loans that have been placed on nonaccrual status or renegotiated in a troubled debt restructuring are considered to be impaired. The allowance for loan losses for an impaired loan is recorded at the amount by which the outstanding recorded principal balance exceeds the fair value of the collateral and available cash flow on the impaired loan. For a loan that is not collateral-dependent, the allowance for loan losses is recorded at the amount by which the outstanding recorded principal balance exceeds the current best estimate of the future cash flows on the loan, discounted at the loan's effective interest rate.

     Premises and Equipment - Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation, computed on the straight-line method, is charged to operations over the estimated useful lives of the properties. Leasehold improvements are amortized over the terms of their respective leases or the estimated useful lives of the improvements, whichever is shorter.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999



Note 1 - Summary of Significant Accounting Policies (Continued)

     Intangible Assets - Intangible assets totaling $182,000 consist entirely of deposit intangibles acquired in a branch acquisition completed during 1999. Amortization is calculated on a straight-line basis over the estimated asset life of eight years.

     Earnings per Share - Basic earnings per share are based on the weighted average number of shares outstanding during each period. Fully diluted earnings per share are based on the weighted average shares outstanding, assuming the exercise of the dilutive stock options. All potential dilutive securities have been excluded from the computation in 2000 and 1999 because their effect would be antidilutive.

     Book Value per Share - Book value per share represents total stockholders' equity divided by the total number of shares outstanding at the end of each period.

     Stock Options - The Corporation has two stock option plans (see Note 10). Options granted to directors and key employees are accounted for using the intrinsic value method, under which compensation expense is recorded at the amount by which the market price of the underlying stock at grant date exceeds the exercise price of an option. Under the Corporation's plans, the exercise price on all options granted equals or exceeds the fair value of the stock at the grant date. Accordingly, no compensation cost is recorded as a result of stock option awards under the plan.

     Other Comprehensive Income - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, however, such as unrealized gains and losses on available-for-sale securities, are reported as a direct adjustment to the equity section of the balance sheet. Such items, along with net income, are considered components of comprehensive income. At December 31, 2000 and 1999, accumulated other comprehensive income consists solely of unrealized gains (losses) on available-for-sale securities.

     Derivative Instruments and Hedging Activities - Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), was adopted by the Bank effective for the year 2000. SFAS 133 requires all derivative instruments to be recorded on the balance sheet at estimated fair value. Changes in the fair value of derivative instruments are to be recorded each period either

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999


     in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, on the type of hedge transaction. Adoption of SFAS 133 had no effect on the consolidated financial position or results of operations.

     Recent Accounting Pronouncements - In November 2000, the FASB issued Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 140"). It revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures. The impact of SFAS 140 as of December 31, 2000 was not material to the consolidated financial statements.

     Reclassifications - Certain prior year amounts have been reclassified to conform to current year presentation.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999


Note 2 - Securities

     The amortized cost and estimated market value of securities are as follows at December 31, 2000 and 1999 (000s omitted):

                                                                                   2000
                                                            -----------------------------------------------------
                                                                             Gross       Gross
                                                             Amortized     Unrealized  Unrealized     Estimated
                                                                Cost          Gains      Losses      Market Value
                                                            ----------     ----------  ----------    ------------
Held-to-maturity securities:
  U.S. Treasury securities and obligations of
    U.S. government corporations and agencies                 $ 21,244       $   71      $   95      $ 21,220
  Corporate securities                                              98            -           2            96
                                                              --------       ------      ------      --------
                Total                                         $ 21,342       $   71      $   97      $ 21,316
                                                              ========       ======      ======      ========
Available-for-sale securities:
  U.S. Treasury securities and obligations of
    U.S. government corporations and agencies                 $    836       $    2      $    3      $    835
  Obligations of state and political subdivisions                  975            2           1           976
  Corporate securities backed by letters of
    credit                                                       6,530            -           -         6,530
  Corporate securities                                             647            1           -           648
                                                              --------       ------      ------       -------
                Total                                         $  8,988       $    5      $    4       $ 8,989
                                                              ========       ======      ======       =======

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999


Note 2 - Securities (Continued)

                                                                                     1999
                                                             ----------------------------------------------------
                                                                              Gross       Gross
                                                             Amortized      Unrealized   Unrealized    Estimated
                                                                Cost          Gains       Losses     Market Value
                                                              --------      ----------   ----------  ------------
Held-to-maturity securities:
  U.S. Treasury securities and obligations of
    U.S. government corporations and agencies                 $ 9,507        $    -       $   91      $ 9,416
  Corporate securities                                             97             -            3           94
                                                              -------        ------       ------      -------
                Total                                         $ 9,604        $    -       $   94      $ 9,510
                                                              =======        ======       ======      =======
Available-for-sale securities:
  U.S. Treasury securities and obligations of
    U.S. government corporations and agencies                 $ 1,313        $    -       $    2      $ 1,311
  Obligations of state and political subdivisions               1,198             -           10        1,188
  Corporate securities backed by letters of
    credit                                                      6,130             -            -        6,130
  Corporate securities                                            675             -           10          665
                                                              -------        ------       ------      -------
                Total                                         $ 9,316        $    -       $   22      $ 9,294
                                                              =======        ======       ======      =======

     The amortized cost and estimated market value of held-to-maturity securities at December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties (000s omitted):

                                                    Held to Maturity              Available for Sale
                                              ---------------------------      -------------------------
                                              Amortized       Estimated        Amortized     Estimated
                                                Cost         Market Value        Cost       Market Value
                                              ----------     ------------      ----------   ------------
Due in one year or less                       $    405         $    406         $ 7,655       $ 7,656
Due in one year through five years              10,247           10,214           1,244         1,244
Due after five years through ten years           2,797            2,816               -             -
Due after ten years                              7,893            7,880              89            89
                                              --------         --------         -------       -------
Total                                         $ 21,342         $ 21,316         $ 8,988       $ 8,989
                                              ========         ========         =======       =======

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999

Note 2 - Securities (Continued)

     Securities having a carrying value of $6,772,000 and $1,060,000 (market value of $6,726,000 and $1,052,000) were pledged at December 31, 2000 and 1999, respectively, to secure public deposits, repurchase agreements and for other purposes required by law.

     Proceeds from the sale of available-for-sale securities were $8,675,000 and $6,742,000 in 2000 and 1999, respectively. Gross gains of $1,000 and $0 and gross losses of $10,000 and $48,000 were recognized on those sales in 2000 and 1999, respectively.

Note 3 - Loans

     Major categories of loans included in the portfolio at December 31, 2000 and 1999 are as follows (000s omitted):

                                           2000            1999
                                        --------         ---------
          Commercial                    $ 16,100          $  5,936
          Residential mortgage             3,955             2,529
          Consumer                         5,707             2,798
                                        --------          --------
          Total                         $ 25,762          $ 11,263
                                        ========          ========

     Certain directors of the Corporation and the Bank, including their associates, were loan customers of the subsidiary bank during 2000 and 1999. Such loans were made in the ordinary course of business and do not involve more than a normal risk of collectibility. The outstanding loan balance for these persons at December 31, 2000 and 1999 totaled $1,308,000 and $1,146,000, respectively. During 2000, $1,041,000 of new loans were made and repayments totaled $879,000. The total unused commitments for these loans totaled $1,146,000 at December 31, 2000.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999



Note 3 - Loans (Continued)

     Final loan maturities and rate sensitivity of the loan portfolio at December 31, 2000 are as follows (000s omitted):

                                    Within One       One to Five    After Five
                                       Year             Years         Years        Total
                                     -------          --------       -------      --------
Commercial                           $ 7,697          $  7,572       $   831      $ 16,100
Mortgage                                 328             2,810           817         3,955
Consumer                               1,184             4,251           272         5,707
                                     -------          --------       -------      --------
Total                                $ 9,209          $ 14,633       $ 1,920      $ 25,762
                                     =======          ========       =======      ========
Loans at fixed interest rates        $ 1,006          $ 11,068       $ 1,920      $ 13,994
Loans at variable interest rates       8,203             3,565            -         11,768
                                     -------          --------       -------      --------
Total                                $ 9,209          $ 14,633       $ 1,920      $ 25,762
                                     =======          ========       =======      ========

Note 4 - Allowance for Possible Loan Losses

     A summary of the activity in the allowance for possible loan losses (ALL) is as follows (000s omitted):

                                          2000         1999
                                         ------       ------
Balance - Beginning of year              $  140       $    -

Provision charged to operations             243          142
Loan losses                                 (10)          (2)
Loan loss recoveries                          6            -
                                         ------       ------
Balance - End of year                    $  379       $  140
                                         ======       ======
As a percent of total loans               1.47%        1.24%
                                         ======       ======

     The Bank considers all nonaccrual and reduced-rate loans (with the exception of residential mortgages and consumer loans) to be impaired. There are no such loans outstanding as of December 31, 2000.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999


Note 5 - Bank Premises and Equipment

     The following is a summary of Bank premises and equipment for the years ended December 31, 2000 and 1999 (000s omitted):

                                         2000         1999
                                        -----        -----
Building improvements                   $  69        $  68
Furniture and equipment                   372          351
Additions in process                       17           -
                                        -----        -----
Total Bank premises and equipment         458          419

Less accumulated depreciation             176           82
                                        -----        -----
Net carrying amount                     $ 282        $ 337
                                        =====        =====

Note 6 - Deposits

     The following is a summary of interest-bearing deposit accounts at December 31, 2000 and 1999 (000s omitted):

                                        2000               1999
                                      --------           --------
Interest checking                      $ 1,635            $ 3,111
Savings                                  5,796              6,170
Money market                             3,524              1,908
Time:
 $100,000 and over                      15,480              3,839
 Under $100,000                         18,375              7,567
                                      --------           --------
Total interest-bearing deposits       $ 44,810           $ 22,595
                                      ========           ========

     The remaining maturities of certificates of deposit outstanding at December 31, 2000 are as follows (000s omitted):

                      Under             $100,000
                    $100,000            and Over
                    --------            --------
2001                $ 14,330            $ 14,030
2002                   4,045               1,450
                    --------            --------
Total               $ 18,375            $ 15,480
                    ========            ========

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999


Note 7 - Income Taxes

     The Corporation and the Bank file a consolidated federal income tax return. The Corporation has net operating loss carryforwards totaling approximately $240,000 generated during the period from May 18, 1998 (inception) through December 31, 2000 that are available to reduce future taxable income through the year ending December 31, 2019. Based on the growth of the Bank, management has determined that it is now more likely than not that the benefit of these loss carryforwards will be realized. In 1999, the deferred tax asset generated by loss carryforwards was offset with a valuation allowance.

     Deferred income taxes are provided for the temporary differences between the financial reporting bases and the tax bases of the Corporation's assets and liabilities. The source of such temporary differences consists primarily of net operating loss carryforwards and the nondeductible portion of loan loss reserve.

     The temporary differences that comprise deferred tax assets and liabilities at December 31, 2000 and 1999 are as follows (000s omitted):

                                                                   2000           1999
                                                                 -------        -------
Deferred tax assets:
Bad debts                                                        $   115        $    44
Net operating loss                                                    81            193
Organization and preopening costs                                     24             33
Unrealized loss on securities available for sale                      -               7
                                                                 -------        -------
Total deferred tax assets                                            220            277

Valuation allowance for deferred tax assets                           -            (274)

Deferred tax liabilities:
      Unrealized gain on securities available for sale                (1)            -
Depreciation                                                         (13)            (2)
Accretion on investment securities                                   (16)            (1)
                                                                 -------        -------
Total deferred tax liabilities                                       (30)            (3)
                                                                 -------        -------
Net deferred tax asset                                           $   190        $    -
                                                                 =======        =======

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999

Note  8  - Related Parties

     Operating Lease - The Bank entered into a lease for its main operating facility under a noncancelable lease expiring on October 1, 2003. The facility was leased from an entity owned by certain members of the Board of Directors of the Corporation and the Bank. The lease payment obligation is $5,000 per month through December 1, 2000 and $5,250 per month thereafter. The Bank is responsible for all taxes, utilities and maintenance costs for the facility.

     The annual future minimum lease payments required under the noncancelable operating lease as of December 31, 2000 are as follows:

                         2001                $  63,000
                         2002                   63,000
                         2003                   47,250

Note  9  - Restriction on Dividends or Dividends from Banking Subsidiary

     Unless prior regulatory approval is obtained, banking regulations limit the amount of dividends that the Corporation's banking subsidiary can declare to current year net profits, as defined in the Federal Reserve Act, and retained net profits from prior years. There were no dividends declared or paid by the Bank to the holding company during 2000 or 1999.

Note 10 - Stock-based Compensation

     The Corporation has two stock-based compensation plans. Under the employees' Stock Compensation Plan ("Employee Plan"), the Corporation may grant options to key employees for up to 26,125 shares of common stock. Under the 1998 Founding Directors Stock Option Plan ("Director Plan"), the Corporation may grant options for up to 78,375 shares of common stock. Under both plans, there is a minimum vesting period of between one to three years before the options may be exercised, and all options expire 10 years after the date of their grant. Certain options (contingent options) under both plans vest on an accelerated basis upon the achievement of various future financial and operational goals. All such options vest 9.5 years after the date of grant regardless of achievement of future goals. Under both plans, the exercise price of each option equals the market price of the Corporation's common stock on the date of grant.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999

Note 10 - Stock-based Compensation (Continued)

     The following table summarizes stock option transactions for both plans and the related average exercise prices for the years ended December 31, 2000 and 1999:

                                                      2000                           1999
                                           ------------------------------  -----------------------------
                                                               Weighted                      Weighted
                                            Number of          Average      Number of        Average
                                             Shares        Exercise Price    Shares       Exercise Price
                                           -----------     --------------  -----------    --------------
Options Outstanding - Beginning of year       64,150        $    9.09        64,150       $    9.09

Options granted - Employee Plan                2,200             5.00            -               -
Options exercised                                 -                -             -               -
Options expired                                   -                -             -               -
                                             -------                       --------
Options Outstanding - End of year             66,350             8.96        64,150            9.09
                                             =======                       ========

     The following table shows summary information about fixed stock options outstanding at December 31, 2000:

                                      Stock Options Outstanding                               Stock Options Exercisable
                   --------------------------------------------------------------------    ------------------------------
                                                       Weighted
                                                        Average             Weighted        Number of        Weighted
                      Range of         Number of       Remaining            Average          Shares           Average
                   Exercise Prices       Shares     Contractual Life     Exercise Price    Exerciseable   Exercise Price
                   ---------------     ---------    ----------------     --------------    ------------   --------------
Contingent         $        9.09        32,076         7.9 years         $     9.09           4,009         $     9.09
Noncontingent        5.00 - 9.09        34,274         7.9 years               8.83          12,830               9.09

     The Corporation has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, but applies the intrinsic value method to account for its plan. The Corporation has estimated fair value of the options granted in 2000 at $2.34 per share, using a "minimum value" concept. The value was calculated using an assumed interest rate of 6.5 percent and estimated life of 5.0 years.

     If the Corporation had elected to recognize compensation costs for the plans based on the fair value of awards at the grant date, net income
     (loss) per share on a pro forma basis would have been as follows (000s omitted, except per share data):

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999

                                                  2000                         1999
                                       ------------------------      ------------------------
                                       As Reported    Pro Forma      As Reported    Pro Forma
                                       -----------    ---------      -----------    ---------
Net income (loss)                      $   418        $   396        $   (604)      $   (635)
Net income (loss) per common
   share - Basic and fully diluted        0.41           0.39           (0.58)         (0.61)

Note 11 - Common Stock

     In October 2000, the Corporation declared an 11 for 10 stock split. The Corporation issued the additional shares of common stock to its stockholders for the purpose of effecting a reduction in the unit price of the shares and obtaining a wider distribution and improved marketability of the shares. The additional shares issued were not intended to be a distribution of earnings. All applicable per share amounts for periods presented have been retroactively adjusted to reflect the transaction.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999


Note 12 - Financial Instruments

     Fair Values of Financial Instruments - The carrying amounts and estimated fair values of the Corporation's financial instruments are presented below. Certain assets, the most significant being premises and equipment, do not meet the definition of a financial instrument and are excluded from this disclosure. Similarly, deposit base and other customer relationship intangibles are not considered financial instruments and are not discussed below. Accordingly, this fair value information is not intended to, and does not, represent the Corporation's underlying value. Many of the assets and liabilities subject to the disclosure requirements are not actively traded, requiring fair values to be estimated by management. These estimates necessarily involve the use of judgment about a wide variety of factors, including, but not limited to, relevancy of market prices of comparable instruments, expected future cash flows and appropriate discount rates.

                                                 2000                                1999
                                      ---------------------------        ----------------------------
                                      Carrying         Estimated          Carrying         Estimated
                                       Amount          Fair Value          Amount          Fair Value
                                      ---------        ----------        ---------         ---------
Assets
Cash and short-term investments       $   3,412        $   3,412         $   2,467         $   2,467
Securities                               30,331           30,305            18,898            18,804
Loans                                    25,383           25,190            11,123            10,995
Accrued interest receivable                 457              457               256               256

Liabilities
Noninterest-bearing deposits              6,598            6,598             2,671             2,671
Interest-bearing deposits                44,810           44,675            22,595            22,531
Accrued interest payable                    268              268                78                78

     The terms and short-term nature of certain assets and liabilities result in their carrying amount approximating fair value. These include cash and due from banks, interest-bearing deposits in banks, federal funds sold and securities purchased under resale agreements, customers' acceptance liabilities, short-term borrowings, and bank acceptance outstanding. The following methods and assumptions were used by the Bank to estimate the fair values of the remaining classes of financial instruments.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999

Note 12 - Financial Instruments (Continued)

     Securities are valued based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     For variable rate loans that reprice frequently, fair values are based on carrying amounts, as adjusted for estimated credit losses. The fair values for other loans are estimated using discounted cash flow analyses and employ interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

     The fair values of demand deposits, savings accounts, and money market deposits are, by definition, equal to the amount payable on demand. The fair values of fixed rate time deposits are estimated by discounting cash flows using interest rates currently being offered on certificates with similar maturities.

     The fair value of loan commitments and standby letters of credit, valued on the basis of fees currently charged for commitments for similar loan terms to new borrowers with similar credit profiles, is not considered material.

     Off-balance-sheet Risk - The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and financial guarantees. These instruments involve, to varying degrees, elements of credit and interest rate risk that are not recognized in the statement of financial condition.

     Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Fees from issuing these commitments to extend credit are recognized over the period to maturity. Since a portion of the commitments is expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999


Note 12 - Financial Instruments (Continued)

     The amount of collateral obtained upon extension of credit is based on management's credit evaluation of customers.

     Exposure to credit loss in the event of nonperformance by others, in the form of standby letters of credit, is represented by the contractual notional amount of those items. The Bank generally requires collateral to support such financial instruments in excess of the contractual notional amount of those instruments.

     The Bank had loan commitments and standby letters of credit totaling $14,040,000 and $6,294,000 at December 31, 2000 and 1999, respectively, on which loans of $7,568,000 and $2,393,000, respectively, were outstanding at year end and included in the Bank's consolidated balance sheet.

Note 13 - Regulatory Matters

     The Corporation and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

     Since the Bank is considered a de novo or start-up bank, the minimum total capital ratio for 2000 is 8.0 percent. As of December 31, 2000, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999


Note 13 - Regulatory Matters (Continued)

     The regulations define well-capitalized levels of total capital, tier 1, and tier 1 leverage as 10.0 percent, 6.0 percent, and 5.0 percent, respectively. There are no conditions or events since that notification that management believes have changed the Bank's capital category.

                                                            For Capital              To be Well-
                                        Actual            Adequacy Purposes          Capitalized
                                 ------------------      ------------------      -------------------
                                  Amount      Ratio       Amount      Ratio      Amount       Ratio
                                 --------  --------      ---------  -------      --------   --------
As of December 31, 2000:
  Total risk-based capital
    (to risk-weighted assets)    $ 8,504      21.21%     $ 3,208      8.00%      $ 4,009       10.00%
  Tier I capital
    (to risk-weighted assets)    $ 8,125      20.27%     $ 1,604      4.00%      $ 2,405        6.00%
  Tier I capital
    (to average assets)          $ 8,125      15.03%     $ 2,163      4.00%      $ 2,704        5.00%


As of December 31, 1999:
  Total risk-based capital
    (to risk-weighted assets)    $ 7,799      32.31%     $ 1,931      8.00%      $ 2,414       10.00%
  Tier I capital
    (to risk-weighted assets)    $ 7,659      31.73%     $   966      4.00%      $ 1,448        6.00%
  Tier I capital
    (to average assets)          $ 7,659      38.39%     $   798      4.00%      $   998        5.00%


Note 14 - Parent-only Condensed Financial Information

     The condensed financial information that follows presents the financial condition of Clarkston Financial Corporation (the "Parent Company"), along with the results of its operations and its cash flows. The Parent Company has recorded its investments in its subsidiary at cost plus its share of the undistributed earnings of its subsidiary since inception. The Parent Company recognizes dividends from its subsidiary as revenue and undistributed earnings of its subsidiary as other income. The Parent Company financial information should be read in conjunction with the Corporation's consolidated financial statements.

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999

Note 14 - Parent-only Condensed Financial Information (Continued)

     The condensed balance sheet as of December 31, 2000 and 1999 (with 000s omitted) is as follows:

                                                             2000                1999
                                                            ------              -------
Assets
Cash on deposit with correspondent bank                     $     1             $    -
Receivable from the Bank                                         -                   27
Investment in the Bank                                        8,276               7,832
                                                            -------             -------
Total assets                                                $ 8,277             $ 7,859
                                                            =======             =======
Liabilities - Accounts payable                              $    -              $    -

Stockholders' Equity
Common stock                                                  4,306               4,306
Capital surplus                                               4,306               4,306
Retained earnings                                              (335)               (753)
                                                            -------             -------
Total stockholders' equity                                    8,277               7,859
                                                            -------             -------
Total liabilities and stockholders' equity                  $ 8,277             $ 7,859
                                                            =======             =======

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------
                                      Notes to Consolidated Financial Statements
                                                      December 31, 2000 and 1999


Note 14 - Parent-only Condensed Financial Information (Continued)

     The condensed statement of operations for the years ended December 31, 2000 and 1999 (000s omitted) is as follows:

                                                                        2000           1999
                                                                      --------       --------
Operating Income                                                      $     -        $     -

Operating Expenses                                                          26             49
                                                                      --------       --------
Loss - Before income taxes and equity in undistributed
income (loss) of subsidiary                                                (26)           (49)

Provision for Income Taxes                                                  -              -
                                                                      --------       --------
Loss - Before equity in undistributed income (loss) of subsidiary          (26)           (49)

Equity in Undistributed Income (Loss) of Subsidiary                        444           (555)
                                                                      --------       --------
Net Income (Loss)                                                     $    418       $   (604)
                                                                      ========       ========

     The condensed statement of cash flows for the years ended December 31, 2000 and 1999 (000s omitted) is as follows:

                                                                  2000            1999
                                                                 ------         -------
Cash Flows from Operating Activities
Net income (loss)                                                $  418         $  (604)
Adjustments to reconcile net income (loss) to net cash
from operating activities:
Equity in undistributed (income) loss of subsidiary                (444)            555
Decrease in receivable from subsidiary                               27             202
Decrease in accounts payable                                         -              (40)
                                                                 ------         -------
Net cash provided by operating activities                             1             113

Cash Flows from Financing Activities - Payment for
stock repurchase                                                     -             (144)
                                                                 ------         -------
Net Increase (Decrease) in Cash and Cash Equivalents                  1             (31)

Cash and Cash Equivalents - Beginning of year                        -               31
                                                                 ------         -------
Cash and Cash Equivalents - End of year                          $    1         $    -
                                                                 ======         =======

Clarkston Financial Corporation and Subsidiary
--------------------------------------------------------------------------------


Note 15 - Earnings (Loss) per Share

     Earnings (loss) per share data is the amount of earnings (loss) for the period available to each share of common stock outstanding during the reporting period. All potential dilutive securities have been excluded from the computation because their effect would be antidilutive. The calculation of earnings (loss) per share for the years ended December 31, 2000 and 1999 is as follows:

                                                              2000               1999
                                                            -------             -------
Net income (loss)                                           $   418             $  (604)

Weighted average number of shares outstanding
for year                                                      1,026               1,037

Net income (loss) per common share                          $  0.41             $ (0.58)


                                      A-38

                                   APPENDIX B

                             AUDIT COMMITTEE CHARTER
Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of management of the bank and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgement as a committee member.

Statement of Policy

The audit committee shall provide assistance to the board of directors enabling it to fulfill its responsibilities to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the company.

Authority

The audit committee's direct reporting responsibility shall be to the Board of Directors of the company.

The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibility. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

Meetings

The committee shall meet at least four times annually, or more frequently as circumstances require. As part of its job to foster open communications, the committee should meet at least annually with management, the independent auditors and the manager of the financial staff in separate executive sessions to discuss any matters that the committee or each of these groups believe should be discussed privately.

Responsibilities

In carrying out its responsibilities the audit committee believes its policies and procedures should remain flexible, in order to react to changing conditions and to ensure their fellow directors and shareholders that the accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the bank. This responsibility shall also include consideration of the fees to be charged by said auditors. This responsibility shall also include firing the auditors.

o Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

o Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the bank and elicit any recommendations of the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

o Review the internal audit function, even if performed by an external auditor, the audit plan for the coming year and the coordination of such plans with the independent auditors and regulators.

o Receive prior to each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanation for any deviations from the original plan. The committee should also receive progress reports from management on the implementation of programs or procedures recommended in prior audits.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluations of the company's financial accounting personnel and the cooperation that the independent auditors and regulators received during the course of their work.

o Review personnel and back-up systems planning for the accounting and financial control functions within the bank at least annually.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

o Review with the independent auditors all financial policies and procedures established by management as well as the internal control systems in place to audit and monitor such policies.

o Inquire of management and the external auditors concerning any and all significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

o Review with the banks general counsel any legal matters that could have a significant impact on the bank's financial statements.

o Consider the accounting and financial reporting decisions made by management and the financial staff and attempt to determine the appropriateness of those decisions. Assessing the ability of the financial staff by reviewing decisions that weren't guided by policies, procedures or accounting standards is considered an essential aspect of the audit committee's role.

o    Consider and review with management the following issues:

     1. Significant findings made during the year and management's response thereto.

     2. Any difficulties encountered in the course of the audits conducted by either the independent auditor or the regulators.

     3. The implementations of recommendations made by independent auditors and regulators.

     4. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

     5. Review legal and regulatory matters that may have a material impact on the financial statements related to company compliance policies and programs and reports received from regulators.

Membership

The membership of the audit committee shall consist of at least four independent members of the board of directors who shall serve at the pleasure of said board. Audit committee members and the committee chairman shall be designated by the full board of directors. Committee membership shall rotate among board members no more frequently than every four years.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

                             SHAREHOLDER INFORMATION


Notice of Annual Meeting

     The Company's Annual Meeting of Shareholders will be held at 10:00 a.m. on May 8, 2001, at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346.


Transfer Agent and Registrar

     Continental Stock Transfer & Trust Company serves as transfer agent and registrar of the Company's Common Stock. Their address is 2 Broadway, 19th Floor, New York, New York 10004 (telephone 212-509-4000).


Market Makers

     The Company had two market makers at December 31, 2000: Raymond James and Hilliard Lyons.


                        EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers:

        David T. Harrison, President and Chief Executive Officer of the Company
              and the Bank
        Bruce H. McIntyre, Secretary of the Company

Directors:

        Edwin L. Adler, Director of the Company and the Bank
        Louis D. Beer, Director of the Company and the Bank
        William J. Clark, Director of the Company and the Bank Heather Coats, Director of the Bank
        Charles L. Fortinberry, Director of the Company and the Bank David T. Harrison, Director of the Company and the Bank Bruce H. McIntyre, Director of the Company and the Bank
        Lee McNew, Director of the Bank
        Robert A. Olsen, Director of the Company and the Bank
        Dennis Ritter, Director of the Bank
        Ken Rogers, Director of the Bank
        Ted J. Simon, Director of the Bank
        John H. Welker, Director of the Company and the Bank

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